As filed with the Securities and Exchange Commission on May 13, 2011.

Registration No. 333-_______

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

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FORM S-8
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933
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ROGERS CORPORATION
(Exact name of registrant as specified in its charter)

Massachusetts	06-0513860
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

One Technology Drive, P.O. Box 188
Rogers, Connecticut 06263-0188
(Address of Principal Executive Offices) (Zip Code)
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Rogers Corporation 2009 Long-Term Equity Compensation Plan
 (Full title of the plan)
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Dennis M. Loughran
Vice President, Finance and Chief Financial Officer
Rogers Corporation
One Technology Drive, P.O. Box 188
Rogers, Connecticut 06263-0188
(860) 774-9605
(Name, Address and Telephone Number,
Including Area Code, of Agent For Service)
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with copies to:
David A. Cifrino, P.C.
McDermott Will & Emery LLP
28 State Street
Boston, Massachusetts 02109
(617) 535-4000
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Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer [ ]	Accelerated filer [X]	Non-accelerated filer [ ]	Smaller reporting company [ ]

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered (1)	Amount to be Registered (2)	Proposed Maximum Offering Price Per Share (3)	Proposed Maximum Aggregate Offering Price (3)	Amount of Registration Fee
Capital (Common) Stock, par value $1.00 per share (the “Common Stock”)	415,000 Shares	$46.73	$19,392,950	$2,251.53

(1)           Includes Common Stock purchase Rights (the “Rights”) issued pursuant to a Shareholder Rights Agreement, dated as of February 22, 2007, between the registrant and Registrar and Transfer Company, as Rights Agent.  Prior to the occurrence of certain events, the Rights will not be evidenced separately from the Common Stock.

(2)           This registration statement also relates to such indeterminate number of additional shares of Common Stock as may be necessary to satisfy the antidilution provisions of the Rogers Corporation 2009 Long-Term Equity Compensation Plan (the “2009 Plan”) or which may otherwise become issuable under the 2009 Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction which results in an increase in the number of outstanding shares of Common Stock.

(3)              In accordance with Rules 457(c) and (h) under the Securities Act of 1933, the proposed maximum offering price per share and the maximum aggregate offering price for the shares have been calculated solely for the purpose of determining the amount of the registration fee based on the average of the high and low prices of the Common Stock on the New York Stock Exchange on May 11, 2011.

EXPLANATORY NOTE

       This registration statement relates to 415,000 shares of the Common Stock of Rogers Corporation (the "Registrant") representing those additional shares under the 2009 Plan which may be issued pursuant to an amendment to the 2009 Plan.  Pursuant to Instruction E to Form S-8 regarding the registration of additional securities of the same class under an employee benefit plan for which a registration statement filed on Form S-8 is effective, all items have been omitted from this registration statement other than the facing page; the statement that contents of the earlier registration statement pertaining to the 2009 Plan, identified by file number, and certain other filings are incorporated by reference; the required opinion and consent; the signature pages; and the information required in this registration statement that was not in the earlier registration statement.  After giving effect to this filing, an aggregate of 1,275,000 shares of the Common Stock have been registered for issuance pursuant to the 2009 Plan.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Securities and Exchange Commission (the “Commission”) are incorporated by reference herein and shall be deemed as part hereof:

(a) The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010;

(b) The Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2011;

(c) The Registrant’s Current Reports on Form 8-K, as filed with the SEC on January 6, 2011; January 10, 2011 (and amendment thereto on Form 8-K/A filed on March 22, 2011); and February 14, 2011;

(d) The Registrant’s prior Registration Statement on Form S-8 (Registration No. 333-159063), as filed with the Commission on May 8, 2009;

(e)  The description of the Registrant’s Common Stock in the Registrant's Registration Statement on Form 8-A filed with the Commission on April 3, 2000, including any amendment or report filed for the purpose of updating such description; and

(f)  The description of the Rights contained in the Registrant's Registration Statement on Form 8-A filed with the Commission on April 2, 2007, and including any amendment or report filed for the purpose of updating such description.

All documents filed with the Commission by the Registrant after the date of this registration statement pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and prior to the filing of a post-effective amendment that indicates that all shares of Common Stock offered hereunder have been sold, or that deregisters all shares of Common Stock remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such reports and documents.

Item 8.  Exhibits.

See the Exhibit Index immediately following the signature pages, which is incorporated herein by reference.

SIGNATURES

       Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant, Rogers Corporation, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Killingly, State of Connecticut, on this 12th day of May, 2011.

                   ROGERS CORPORATION

By:  /s/ Robert D. Wachob
        Robert D. Wachob
        President and Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

We, the undersigned officers and directors of Rogers Corporation, hereby severally constitute and appoint Dennis M. Loughran and Robert M. Soffer and each of them singly, our true and lawful attorneys, with full power to them and each of them singly, to sign for us in our names in the capacities indicated below, any amendments to this registration statement on Form S-8 (including any post-effective amendments thereto), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and generally to do all things in our names and on our behalf in our capacities as officers and directors to enable Rogers Corporation to comply with the provisions of the Securities Act of 1933, as amended, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE(S)	DATE

/s/ Robert D. Wachob	President and Chief Executive Officer	May 12, 2011
Robert D. Wachob	(Principal Executive Officer) and Director

/s/ Dennis M. Loughran Dennis M. Loughran	Vice President, Finance and Chief Financial Officer (Principal Financial Officer)	May 12, 2011

/s/ Ronald J. Pelletier Ronald J. Pelletier	Corporate Controller (Principal Accounting Officer)	May 12, 2011

/s/ Michael F. Barry	Director	May 12, 2011
Michael F. Barry

/s/ Charles M. Brennan, III	Director	May 12, 2011
Charles M. Brennan, III

/s/ Gregory B. Howey	Director	May 12, 2011
Gregory B. Howey

/s/ J. Carl Hsu	Director	May 12, 2011
J. Carl Hsu

/s/ Carol R. Jensen	Director	May 12, 2011
Carol R. Jensen

/s/ Eileen S. Kraus	Director	May 12, 2011
Eileen S. Kraus

/s/ William E. Mitchell	Director	May 12, 2011
William E. Mitchell

/s/ Robert G. Paul	Director	May 12, 2011
Robert G. Paul

/s/ Peter C. Wallace	Director	May 12, 2011
Peter C. Wallace

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
4.1
Shareholder Rights Agreement, dated as of February 22, 2007, between the Registrant and Registrar and Transfer Company, as Rights Agent (filed with the Commission as Exhibit 4.1 to the Registrant’s Registration Statement on Form 8-A filed on April 2, 2007, and hereby incorporated herein by reference).

10.1	Rogers Corporation 2009 Long-Term Equity Compensation Plan, as amended (filed herewith).
5.1	Opinion of McDermott Will & Emery LLP (filed herewith).
23.1	Consent of Ernst & Young LLP (filed herewith).
23.2	Consent of McDermott Will & Emery LLP (included in opinion filed as Exhibit 5.1).
24.1	Power of Attorney (included as part of the signature pages to this registration statement).